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EXHIBIT 5.1 AND 23.2

OPINION OF DAVIS POLK & WARDWELL

April 18, 2003

Sharper Image Corporation
650 Davis Street
San Francisco, CA 94111

Ladies and Gentlemen:

        Sharper Image Corporation, a Delaware corporation (the "Company") is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act") 2,875,000 shares of its common stock, par value $0.01 per share (the "Securities"), including 375,000 shares subject to the underwriters' over-allotment option, as described in the Registration Statement. The Securities include 2,185,000 shares (including 285,000 shares subject to the underwriters' over-allotment option, the "Primary Shares") to be offered and sold by the Company, 575,000 shares (including 75,000 shares subject to the underwriters' over-allotment option) to be offered and sold by the Richard J. Thalheimer 2001 Annuity Trust and 115,000 shares (including 15,000 shares subject to the underwriters' over-allotment option and together with the shares to be offered and sold by the Richard J. Thalheimer 2001 Annuity Trust, the "Secondary Shares") to be offered and sold by the Richard J. Thalheimer Revocable Trust (collectively with the Richard J. Thalheimer 2001 Annuity Trust, the "Selling Stockholders").

        We have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based on the foregoing, we are of the opinion that:

  (i)
  When the price at which the Primary Shares to be sold has been approved by or on behalf of the Board of Directors of the Company and when the Primary Shares have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement referred to in the Prospectus which is a part of the Registration Statement, the Primary Shares will be validly issued, fully paid and non-assessable; and

  (ii)
  The Secondary Shares have been duly and validly authorized and are validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement referred to above, and further consent to the reference to our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

Very truly yours,
/s/ DAVIS POLK & WARDWELL

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  EXHIBIT 5.1 AND 23.2
OPINION OF DAVIS POLK & WARDWELL